Exhibit 99.1

OpGen Announces Results of Special Meeting of Stockholders

ROCKVILLE, Md., December 8, 2021 – OpGen, Inc. (Nasdaq: OPGN, “OpGen” or the “Company”), a precision medicine company harnessing the power of molecular diagnostics and informatics to help combat infectious disease, today announced that stockholders have approved the two proposals voted on at the Company’s Special Meeting of Stockholders held on December 8, 2021.

The first proposal was to reduce the stockholder approval requirement for changes to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”), to a majority of the outstanding shares entitled to vote. The second proposal was an amendment to the Charter to increase the authorized number of shares of common stock from 50 million to 100 million. On proposal one, approximately 99.3% of the outstanding voting power of the Company’s capital stock voted in favor of the proposal. Of the shares of common stock voted on proposal two, approximately 79.8% voted in favor of the second proposal. As described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on October 29, 2021, the total votes represented by shares of the Company’s Series B Convertible Preferred Stock that were voted on proposal two were automatically counted by the Company in the same proportion as the shares of common stock voted on the proposal. Accordingly, approximately 79.8% of the votes represented by such shares of preferred stock were counted in favor of proposal two.

OpGen’s Chief Executive Officer, Oliver Schacht, commented, "We are very pleased that our stockholders strongly supported and voted to approve of these important matters. By successfully increasing the authorized number of shares, the Company achieved a critical milestone in its efforts to maintain flexibility and capacity to raise additional capital, when appropriate, for future growth and development.”

About OpGen, Inc.

OpGen, Inc. (Rockville, MD, USA) is a precision medicine company harnessing the power of molecular diagnostics and bioinformatics to help combat infectious disease. Along with subsidiaries, Curetis GmbH and Ares Genetics GmbH, we are developing and commercializing molecular microbiology solutions helping to guide clinicians with more rapid and actionable information about life threatening infections to improve patient outcomes, and decrease the spread of infections caused by multidrug-resistant microorganisms, or MDROs. OpGen’s product portfolio includes Unyvero®, Acuitas® AMR Gene Panel and the ARES Technology Platform including ARESdb®, using NGS technology and AI-powered bioinformatics solutions for antibiotic response prediction.

For more information, please visit www.opgen.com.

Forward-Looking Statements

This press release includes statements regarding the results of OpGen’s Special Meeting of Stockholders. These statements and other statements regarding OpGen’s future plans and goals constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations. Factors that could cause our results to differ materially from those described include, but are not limited to, our ability to successfully, timely and cost-effectively develop, seek and obtain regulatory clearance for and commercialize our product and services offerings, the rate of adoption of our products and services by hospitals and other healthcare providers, the fact that we may not effectively use proceeds from recent financings, the realization of expected benefits of our business combination transaction with Curetis GmbH, the success of our commercialization efforts, the impact of COVID-19 on the Company’s operations, financial results, and commercialization efforts as well as on capital markets and general economic conditions, the effect on our business of existing and new regulatory requirements, and other economic and competitive factors. For a discussion of the most significant risks and uncertainties associated with OpGen's business, please review our filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

OpGen:
Oliver Schacht
President and CEO
InvestorRelations@opgen.com

OpGen Press Contact:
Matthew Bretzius
FischTank Marketing and PR
matt@fischtankpr.com

OpGen Investor Contact:
Maxwell Colbert
Edison Group
mcolbert@edisongroup.com